Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the incorporation by reference of our report dated June 20, 2024 with respect to the consolidated financial statements of ZJK Industrial Co., Ltd. as of and for the years ended December 31, 2023 and 2022 in this Registration Statement on Form F-3 and the related Prospectus of ZJK Industrial Co., Ltd. filed with the Securities and Exchange Commission.

/s/ TPS Thayer LLC

Sugar Land, Texas

February 17, 2026